Exhibit 99.1

Egalet to Present at Upcoming Conferences This Summer

Wayne, Penn. — July 1, 2015 — Egalet Corporation (Nasdaq: EGLT) (“Egalet”), a fully integrated specialty pharmaceutical company focused on developing, manufacturing and marketing innovative pain treatments, today announced that Bob Radie, president and chief executive officer, is scheduled to present at upcoming conferences this summer. He will provide an update on Egalet’s marketed product SPRIX® (ketorolac tromethamine) Nasal Spray, approved product OXAYDO™ (oxycodone HCI, USP) tablets for oral use only —CII and Guardian™ Technology product candidates, Egalet-001, an abuse-deterrent, extended release morphine, and Egalet-002, an abuse-deterrent, extended-release oxycodone. Mr. Radie will present at the following conferences:

•                 Cantor Fitzgerald’s Healthcare Conference
July 8 at 3:00 p.m.EDT
Le Parker Meridien Hotel in New York

•                  Canaccord Genuity Growth Conference 2015

August 13 at 8:30 a.m. EDT

InterContinental in Boston

Both presentations will be audio webcast live and available for replay at Egalet’s website at http://egalet.investorroom.com/eventsandwebcasts.

About Egalet
Egalet, a fully integrated commercial specialty pharmaceutical company, is focused on developing, manufacturing and marketing innovative pain treatments. The Company has two approved products: OXAYDO (oxycodone HCI, USP) tablets for oral use only -CII, the first and only approved immediate-release oxycodone product formulated to deter abuse via snorting, for the management of acute and chronic moderate to severe pain where an opioid is appropriate, and SPRIX® (ketorolac tromethamine) Nasal Spray, a non-steroidal anti-inflammatory drug (NSAID), indicated in adult patients for the short-term (up to five days) management of moderate to moderately severe pain that requires analgesia at the opioid level. In addition, using Egalet’s proprietary Guardian™ Technology, the Company is developing a pipeline of clinical-stage, opioid-based product candidates that are specifically designed to deter abuse by physical and chemical manipulation. The lead programs, Egalet-001, an abuse-deterrent, extended-release, oral morphine formulation, and Egalet-002, an abuse-deterrent, extended-

release, oral oxycodone formulation, are in late-stage clinical development for the management of pain severe enough to require daily, around-the-clock opioid treatment and for which alternative treatments are inadequate. Egalet’s Guardian Technology can be applied broadly across different classes of pharmaceutical products and can be used to develop combination products that include multiple active pharmaceutical ingredients with similar or different release profiles. For additional information on Egalet, please visit egalet.com.

Please see full prescribing information for OXAYDO at oxaydo.com and full prescribing information for SPRIX at sprix.com.

Safe Harbor
Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations, and are subject to known and unknown uncertainties and risks. Actual results could differ materially from those discussed due to a number of factors, including, but not limited to: the success of our clinical trials, including the timely recruitment of trial subjects and meeting the timelines therefor; our ability to obtain regulatory approval of our product candidates; ability to have third parties manufacture our products; competitive factors; our ability to find and hire qualified sales professionals; general market conditions; and other risk factors described in Egalet’s filings with the United States Securities and Exchange Commission. Egalet assumes no obligation to update or revise any forward-looking-statements contained in this press release whether as a result of new information or future events, except as may be required by law.

Investor and Media Contact:
E. Blair Clark-Schoeb
Senior Vice President, Communications
Email: bcs@egalet.com
Tel: 917-432-9275